Exhibit 10.3

THIRD AMENDMENT AND ASSIGNMENT TO

RESTATED AND AMENDED PURCHASE AGREEMENT

This Third Amendment and Assignment to Restated and Amended Purchase Agreement (“Third Amendment”) is effective as of the          of                         , 2005, among TRADEMARK PROPERTY COMPANY, a Texas Corporation (“Assignor”), MILLWORKS TOWN CENTER, LLC, an Ohio limited liability company (“Assignee”), and THE KIRK & BLUM MANUFACTURING COMPANY, an Ohio corporation (“Seller”).

WITNESSETH:

WHEREAS, Seller and Assignor entered into that certain Restated and Amended Purchase Agreement dated June 20, 2005, as amended by that certain First Amendment to Restated and Amended Purchase Agreement dated July 15, 2005, and the Second Amendment to Restated and Amended Purchase Agreement dated September 14, 2005 (as amended, the “Agreement”), covering the sale of two (2) separate parcels of land, as more particularly described therein (unless otherwise defined herein, all defined terms in this Third Amendment will have the same meaning as in the Agreement); and

WHEREAS, Assignor has previously deposited $200,000 Refundable Deposit pursuant to Section 2(b) of the Agreement;

WHEREAS, Assignor and Seller have previously agreed that the Closing of Parcel A must occur on or before October 31, 2005;

WHEREAS, Assignor desires to assign and transfer all of its rights and obligations under the Agreement to Assignee, and Assignee desires to accept such assignment and transfer based upon the amendments contained herein; and

WHEREAS, Seller consents to the assignment and transfer of all of Assignor’s rights and obligations under the Agreement to Assignee;

NOW, THEREFORE, for good and valuable consideration – which the parties acknowledge receiving – Seller, Assignee and Assignor hereby agree as follows:

1. Assignor hereby ASSIGNS, TRANSFERS, SETS OVER, DELIVERS AND CONVEYS to Assignee all of Assignor’s right, title, and interest as “Purchaser” under the Agreement, together with, to the extent assignable, all of Assignor’s rights, duties, obligations under Assignor’s Clean Ohio application and Assignor’s Development Agreement with the City of Cincinnati (collectively, the “Clean Ohio and City of Cincinnati Documents”).

2. Assignee hereby agrees to perform all of the covenants and agreements contained in the Agreement which are to be performed by the “Purchaser” thereunder and to otherwise fully assume all liabilities, obligations, and responsibilities of the “Purchaser” under the Agreement. Additionally, Assignee agrees to assume and perform all of Assignor’s covenants and agreements contained in the Clean Ohio and City of Cincinnati Documents.

3. By its execution of this Third Amendment, Seller hereby consents to the assignment of the Agreement from Assignor to Assignee.

4. Seller hereby releases Assignor from all obligations of the “Purchaser” under the Agreement, and Seller agrees that in the event of any default of “Purchaser” under the Agreement, Seller shall not pursue any action against, nor make any demand to, Assignor in connection with such default.

5. Closing of Parcel A is extended until on or before December 31, 2005, notwithstanding anything in the Agreement to the contrary.

6. The $200,000.00 Refundable Deposit referenced in Section 2(b) of the Agreement shall be returned immediately to Assignor from the Title Company and shall not be required in order for the Agreement to remain in full effect, notwithstanding anything in the Agreement to the contrary.

7. The following language from the First Amendment to Restated and Amended Purchase Agreement shall be deleted from the Agreement:

“Seller and Purchaser hereby agree to amend Section 2(b) of the Agreement to provide that if Purchaser at any time prior to the Closing of Parcel A discovers groundwater contamination existing in a Class A or Critical Resource aquifer within the Property or within any other portion of the Millworks development, including land owned by UNOVA and/or Milacron, then notwithstanding anything in the Agreement to the contrary, Purchaser may terminate the Agreement by written notice to Seller, and in such event, the Refundable Deposit shall be fully refundable to Purchaser, but in no event shall any “Extension Fee” be refundable to Purchaser under any circumstance. Purchaser shall pay to Seller the first “Extension Fee” with respect to Parcel A with Seller’s execution of this Amendment.”

All other conditions contained in Section 2(b) shall remain effective and Assignee shall continue to have the right to terminate the Agreement if any such conditions are not satisfied prior to Closing.

8. Environmental inspection reports, pursuant to Section 4 of the Agreement, shall be shared at the sole discretion of Assignor and Assignee with UNOVA and its environmental consultants. The environmental inspection reports include all investigation conducted by Assignor and its development partner, Vision Land Development. To the extent assignable, Assignor hereby assigns to Assignee all of Assignor’s rights, title and interest in and to any environmental reports or audits and any other due diligence materials obtained by or within the control of Assignor in any way related to the Property. Assignor shall provide copies or originals of all such items to Assignee and execute such additional assignments and other documents as may be necessary to effectuate such assignments.

Except as specifically modified by the terms of this Third Amendment, all of the terms and provisions of the Agreement shall remain in full force and effect and unmodified and are hereby ratified by the parties.

This Agreement may be executed in any number of counterparts, each of which will be an original, and all of which – when taken together – will constitute one (1) document. Facsimile signatures will be treated as original signatures for all purposes hereunder.

(signature blocks on following page)

EFFECTIVE as of the day and year first above written.

ASSIGNOR:	TRADEMARK PROPERTY COMPANY,
a Texas corporation

By:
Name:
Its:

ASSIGNEE:	MILLWORKS TOWN CENTER, LLC,
an Ohio limited liability company

By:
Name:
Its:

SELLER:	THE KIRK & BLUM MANUFACTURING COMPANY,
an Ohio corporation

By:
Name:
Its:

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